EXHIBIT 10.3

          SPONSORED RESEARCH AGREEMENT, AS AMENDED, BETWEEN CDI AND UMB

              Amendment To Research Agreement Dated August 27, 1999
     Between Cancer Diagnostics, Inc. and University of Maryland, Baltimore

Upon signature by both parties, Article 2 subsection 2.1 - RESEARCH WORK will now read:



                            ARTICLE 2 - RESEARCH WORK

2.1 University will commence the performance of the Project Work on January 4, 2000, and will undertake to perform such Project Work substantially in accordance with the terms and conditions of this Agreement. Sponsor and University may at any time enter into written agreements to make changes to and amend the Project Work by mutual agreement of Sponsor and University.


This agreed to by the following parties:


CANCER DIAGNOSTICS, INC.

By:  /s/ UWE REISCHL
         Uwe Reischl, Ph.D., M.D.

Date:    Sept. 23, 1999


UNIVERSITY OF MARYLAND, BALTIMORE

By:  /s/ MARJORIE FORSTER
         Marjorie Forster, Executive Director
         Office of Research and Development

Date:    9/28/99


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                               RESEARCH AGREEMENT

         THIS RESEARCH AGREEMENT ("Agreement") effective this 27th day of August, 1999, ("Effective Date") by and between Cancer Diagnostics, Inc. ("Sponsor"), a corporation organized under the laws of the State of Florida, and the University of Maryland, Baltimore ("University"), a constituent institution of the University System of Maryland, an agency of the State of Maryland.

                                   WITNESSETH

         WHEREAS, Sponsor desires the research assistance of certain technically qualified persons employed by the University who have access to University and equipment;

         WHEREAS, Sponsor desires to fund said research entitled: "Development of an Immunoassay for Telomerase in Human Plasma" and described in the protocol attached hereto as Appendix A;

         WHEREAS, University is willing to cooperate with and assist Sponsor by furnishing the services of its personnel as described in Appendix A;

         WHEREAS, the research activities to be conducted by UM under this Agreement are in furtherance of the scientific or educational activities of UM; and

         WHEREAS, University and Sponsor acknowledge that they are executing the License Agreement (see Section 1.4) Agreement and that the funding under this Agreement is given by Sponsor to UM solely in consideration of the Project Work (see Section 1.6) and not in consideration of the License Agreement.

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, University and Sponsor agree as follows:

                             ARTICLE 1 - DEFINITIONS

         As used herein, the following terms will have the following meanings:

1.1 "Confidential Information" means any knowledge, know-how, practice, process or other information which has not been made public and which Sponsor receives from UM or UM Personnel, or UM or UM Personnel receives from Sponsor. Confidential Information includes, without limitation, any documents, drawings, sketches, models, designs, data, memoranda, tapes, records, formulae and algorithms, given orally, in hard copy form, or in electronic form.

1.2 "Contract Period" is January 4, 2000 through January 3, 2002 during which the University will perform the Project Work.

1.3 "Intellectual Property" means individually and collectively all inventions, improvements and/or discoveries - patentable or unpatentable, copyrightable or uncopyrightable - including but not limited to software and biological materials, which are conceived and/or made in performance of the Project Work. For the purposes of this Section, the "making" of inventions will be governed in accordance with 35 USC Section 101 et seq. "University Intellectual Property" means Intellectual Property made solely by one or more employees of University. "Joint Intellectual Property" means Intellectual Property made jointly by one or more employees of University and one or more employees of Sponsor. "Sponsor

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          Intellectual  Property" means Intellectual Property made solely by one or more employees of Sponsor.

1.4 "License Agreement" means the license agreement executed between UM and CDI, with an effective date of August 23, 1999, concerning the invention entitled "Telomerase Assay of Body Fluids for Cancer Screening and Assessment of Disease Stage and Prognosis".

1.5 "Project Description" means the description of the project in Appendix A, authored by Dr. W. Edward Highsmith, an employee of the University.

1.6 "Project Work" means the scope of work as described in Appendix A to be undertaken by University, or by University and Sponsor, under this Agreement.

1.7 "Research Data" means information including, without limitation, documents, drawings, models, designs, data, memoranda, tapes, records, formulae and algorithms, in hard copy form, or in electronic form resulting from the Project Work.

1.8 "UM Personnel" means employees, students, trainees, and other persons using UM resources and subject to the UM patent policy.

                            ARTICLE 2 - RESEARCH WORK

2.1 University will commence the performance of the Project Work promptly after the Effective Date of this Agreement, and will undertake to perform such Project Work substantially in accordance with the terms and conditions of this Agreement. Sponsor and University may at any time enter into written agreements to make changes to and amend the Project Work by mutual agreement of Sponsor and University.

2.2 The University's Principal Investigator for the Project Work is Dr. W. Edward Highsmith. If the Principal Investigator should be unable to continue for any reason, the University may terminate this Agreement if a substitute Principal Investigator is not identified by the University within a reasonable time. Sponsor may not reject a substitute Principal Investigator without reasonable cause.

                       ARTICLE 3 - REPORTS AND CONFERENCES

3.1      Quarterly  written   progress/program   reports  will  be  provided  by
         University to Sponsor and a final report will be submitted by University within sixty (60) days after the conclusion of the Contract Period (as defined above or as amended by the parties), or within sixty
         (60) days following termination of this Agreement before conclusion of the Project Work.

3.2 If necessary during the term of this Agreement, representatives of University will meet the representatives of Sponsor at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, or changes therein, of the Project Work to be performed hereunder. Sponsor will reimburse University for travel costs associated with these meetings if such costs have not been included in the approved budget.

                  ARTICLE 4 - COST, BILLINGS, AND OTHER SUPPORT

4.1 It is agreed to and understood by the parties hereto that, subject to changes in the Project Work pursuant to ARTICLE 2, total costs to Sponsor hereunder will not exceed the sum of Two Hundred and Forty-Nine Thousand, Four-Hundred and Fifty Eight Dollars

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         ($249,458).  These costs will be  allocated  as set forth in Appendix B attached hereto for use in the Project Work. A payment by Sponsor of $124,921 will be made within thirty (30) days of execution of this Agreement. Final payment of $124,537 will be made one year from the Effective Date of this Agreement.

         Payment should be made to:  University of Maryland

         and sent to:      University of Maryland
                           P.O. Box 41428
                           Baltimore, Maryland  21203-6428

4.2 Anything herein to the contrary notwithstanding, should this Agreement be subject to early termination pursuant to ARTICLE 9 hereof, Sponsor will pay all costs accrued by University as of the date of termination, or thereafter as a result of termination. In addition, Sponsor will reimburse University for non-cancelable obligations, which will include all non-cancelable contracts and fellowships, postdoctoral or faculty appointments called for in the Project
          Description, Appendix A, incurred prior to the effective date of termination.

                              ARTICLE 5 - PUBLICITY

5.1 Neither Sponsor nor UM will use the name of the other or the name of any employee of the other, or any adaptation of such names, in any advertising, promotional, or sales literature without obtaining the prior written consent from the other party. Either party may publicize the fact that the parties have made this Agreement and the general nature of the Project Work.

5.2 Either party may take this Agreement available for public inspection on the condition that Confidential Information will remain confidential in accordance with Article 12.

                   ARTICLE 6 - RESEARCH DATA AND PUBLICATIONS

6.1 Research Data is owned by UM subject to Sponsor's right to use it in accordance with the terms of this Agreement. If the Project Work involves any collaborative effort between UM and sponsor, any Research Data generated by employees of Sponsor may be obtained and used by UM at any time for research and educational purposes.

6.2 Sponsor recognizes that under University academic policy, the results of a University research project must be publishable and agrees that University Personnel engaged in the Project Work will be permitted to present at symposia and national or regional professional meetings, and to publish in journals, theses, dissertation, or otherwise of their own choosing, the method and results of the Project Work and the Research Data.

6.3 UM will submit materials relating to a planned written publication or other public disclosure to Sponsor for review at least 30 days prior to the date of the planned submission for written publication. Sponsor will advise UM within 30 days after receipt of the materials whether patent applications should be filed related to the materials submitted by UM. Written publication or public disclosure by UM will be deferred up to a maximum of 90 days after the date Sponsor receives the materials to enable UM to file any patent applications recommended by Sponsor. Any such proposed patent applications will be filed in accordance with the terms of the License Agreement.


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                        ARTICLE 7 - INTELLECTUAL PROPERTY

7.1 UM Intellectual Property is owned by UM. Joint Intellectual Property is owned jointly by Sponsor and UM. Sponsor Intellectual Property is owned by Sponsor.

7.2 UM and Sponsor agree that UM Intellectual Property, Sponsor Intellectual Property and Joint Intellectual Property will be subject to the terms and conditions of the License Agreement. Sponsor will have no rights in any UM Intellectual Property that does not meet the definition of "UM Improvement" as defined in the License Agreement, and Sponsor will have no rights in UM's rights in any Joint Intellectual Property that does not meet the definition of "Joint Improvements" as defined in the License Agreement.

                        ARTICLE 9 - TERM AND TERMINATION

9.1 This Agreement will become effective upon the Effective Date and will continue in effect for the full duration of the Contract Period unless sooner terminated in accordance with the provisions of this ARTICLE 9. The parties hereto may, however, extend the term of this Agreement for additional periods as desired under mutually agreeable terms and conditions, which the parties reduce to writing and sign. Either party may terminate this Agreement upon sixty (60) days prior written notice to the other.

9.2 In the event that either party hereto will commit any breach of or default in any of the terms or condition of this Agreement, and also will fail to remedy such default or breach within sixty (60) days after receipt of written notice thereof from the other party hereto, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party to such effect, and such termination will be effective as of the date of the receipt of such notice. Notwithstanding the foregoing provision, University may terminate this Agreement upon ten (10) days notice if any payment due from Sponsor is not received before or upon the date specified in this Agreement or in Appendix A, or within ten
         (10) day notice period.

9.3 Termination of this Agreement by either party for any reason will not affect the rights and obligations of the parties accrued prior to the effective date of termination of this Agreement. No termination of this Agreement, however effectuated, will affect the parties' rights and duties with respect to Intellectual Property, or release the parties hereto from their rights and obligations under ARTICLES 4, 5, 6, 7, 10, 11, 12, 17 and 19.

                       ARTICLE 10 - INDEPENDENT CONTRACTOR

10.1 In the performance of all services hereunder:

         10.1.1 University will be deemed to be and will be an independent contractor and as such neither University or its personnel will be entitled to any benefits applicable to employees of Sponsor;

         10.1.2   University  will  comply  with  all   governmental   laws  and
                  regulations, such as EPA, OSHA and like regulations, which are applicable to University in its performance of

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                  the Project Work hereunder;

         10.1.3 Neither party is authorized or empowered to act as agent for the other for any purpose. Neither party will enter into any contract, warranty or representation as to any matter on behalf of the other party. Neither party will be bound by the acts or conduct of the other party.

               ARTICLE 11 - CLAIMS, INDEMNIFICATION, AND INSURANCE

11.1 UM and its officers and employees acting within the scope of their employment by UM are subject to the Maryland Tort Claims Act ("the Act"), Title 12, Subtitle 1, State Government Article, Annotated Code of Maryland, which permits claims in tort against the State of Maryland under certain circumstances. In order to file a claim under the Act, Sponsor must submit a written claim to the Treasurer of the State of Maryland or a designee of that office within one year after the injury to the person or property that is the basis of the claim.

11.2 Sponsor warrants and represents that it maintains comprehensive liability and property damage insurance coverage for itself, its officers, employees and agents, in the following minimum amounts per policy period:

               (a) Comprehensive liability: (bodily injury and loss of life) $1,000,000 per claim; $2,000,000 aggregate;
               (b)  Property damage: $50,000 per claim; $2,000,000 aggregate.

         Sponsor warrants that its comprehensive liability insurance covers contractually assumed liabilities referred to in Section 11.3, and agrees to maintain such coverage throughout the term of this Agreement. A certificate evidencing required insurance coverage will be delivered to UM at or before execution of this Agreement. Sponsor also warrants that its comprehensive liability insurance is an occurrence policy, or if it is a claim made policy, Sponsor will purchase extended reporting insurance.

11.3 Sponsor will defend, indemnify, and hold harmless UM, the University System of Maryland, and the State of Maryland, and regents, officers, employees, students, and agents of UM (each individually a "UM Party" and all, collectively, "UM Parties") against any and all claims, costs or liabilities, including attorney's fees and court costs at both trial and appellate levels, for any loss, damage, personal injury, or loss of life, (a) caused by the actions of Sponsor or its officers, servants, or agents, or third parties acting on behalf of or under authorization from Sponsor in the performance of this Agreement; (b) arising out of use by Sponsor, its officers, servants, or agents, or by any third party acting on behalf of or under authorization from Sponsor of products, processes, or protocols (including licensed University Intellectual Property or Joint Intellectual Property) developed by Sponsor, its officers, servants, or agents, or by third parties acting on behalf of or under authorization from Sponsor; or (c) arising out of use, by UM or its employees or students, of products, processes, or protocols developed by Sponsor, its officers, servants, or agents, or by third parties acting on behalf of or under authorization from Sponsor. Sponsor's agreement to defend, indemnify and hold harmless the UM Parties is conditioned upon (a) UM promptly notifying Sponsor in writing after UM receives notice of any claim, and (b) UM and any involved UM Party fully cooperating with Sponsor in the defense of any such claim. Sponsor's agreement to defend, indemnify and hold harmless the UM Parties will not apply to any claim, cost, or liability attributable solely to

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         the negligence or willful misconduct of an UM Party.

11.4 UM and Sponsor further agree that nothing in this Agreement will be interpreted as: (a) a denial to either party of any remedy or defense available to it under the laws of the State of Maryland; (b) the consent of the State of Maryland or its agents and agencies to be sued; or (c) a waiver of sovereign immunity or any other governmental immunity of the State of Maryland and the UM beyond the extent of any waiver provided by law.

                          ARTICLE 12 - CONFIDENTIALITY

12.1 (a) It may be necessary for either party to disclose to the other certain Confidential Information. Disclosures by UM are deemed to refer to disclosures by any UM Personnel. Disclosures by Sponsor are deemed to refer to disclosures by Sponsor officers, directors, employees or agents. Confidential Information may be disclosed only in accordance with the following provisions:
                  Except as hereafter specifically authorized in writing by the disclosing party, the receiving party will not, for a period of 5 years after the date of receipt of Confidential Information, disclose or use the Confidential Information.
          (b)(1) These obligations of non-disclosure and nonuse do not apply to any Confidential Information, which the receiving party can demonstrate by reliable written evidence:
               (i) was generally available to the public at the time of disclosure to the receiving party; or
               (ii) was already in the possession of the receiving  party at the time of the disclosure, other than pursuant to a confidential disclosure agreement between the parties and not due to any unauthorized act by the receiving party; or
               (iii)was   developed  by  the   receiving   party  prior  to  the
                    disclosure;  or
               (iv) the receiving  party is required by law to disclose.
          (b)(2) These obligations of non-disclosure and nonuse will not continue to apply to any Confidential Information, which the receiving party can demonstrate by reliable written evidence:

               (i)  has become  generally  available  to the  public  other than through a breach of this  Agreement by the  receiving  party after disclosure;
               (ii) has   been   acquired   by   the   receiving   party   on  a
                    nonconfidential  basis from any third party  having a lawful right  to  disclose  it to the  receiving  party;  or
               (iii)corresponds to information  developed by the receiving party independent  of and with no  reliance  upon  the  disclosing party's  Confidential  Information.
          (c) Each party will use that level of care to prevent the use or disclosure of the other party's Confidential Information as it exercises in protecting its own Confidential Information.
          (d) All Confidential Information will be clearly marked as confidential by the disclosing party and if not in written or tangible form when disclosed, will be so indicated on disclosure as confidential and then summarized in writing and so marked as confidential within 30 days after disclosure to the receiving party.
          (e) Notwithstanding the foregoing, Sponsor is permitted to disclose and use the Confidential Information to the extent reasonably necessary to enable Sponsor to exercise its option under this License Agreement, provided that any disclosure is made subject to

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          confidentiality restrictions consistent with those accepted by Sponsor in this  Agreement.
          (f) Sponsor recognizes that UM is an educational institution with standards and practices for protection of Confidential Information which differ from Sponsor's standards and practices. By this Agreement UM undertakes to use reasonable efforts to protect the confidentiality of Sponsor's Confidential Information. Sponsor agrees that, provided such efforts are made, it will not seek to hold UM or UM Personnel
          liable  in  the  event  of   disclosure   of  Sponsor's   Confidential
          Information.
          (g) Sponsor recognizes that the records of UM are subject to the Maryland Access to Public Records Law. Sponsor asserts that any Confidential Information of Sponsor is confidential, proprietary, and trade secret information, not subject to disclosure under Maryland's Access to Public Records Law. UM agrees to assert this position in response to any request for public information applicable to Sponsor's Confidential Information or annual sales reports, and to promptly
          notify   Sponsor  upon  receipt  of  requests  for  its   Confidential
          Information. The Maryland Access to Public Records Law is at Title 10, Subtitle 6, Part III, State Government Article, Annotated Code of Maryland.
          (h) Upon termination of this Agreement for any reason, Sponsor will return to UM all material provided to Sponsor which is Confidential Information, together with all copies and other forms of reproduction, except that a single archive copy may be kept in Sponsor's legal files. Each party agrees that termination of this Agreement does not alter the 5 year obligation of confidentiality set forth in Section 12.1(a).

                           ARTICLE 13 - GOVERNING LAW

13.1 This Agreement will be governed and construed in accordance with the laws of the State of Maryland.

                             ARTICLE 14 - ASSIGNMENT

14.1 This Agreement will not be assigned by either party without the prior written consent of the other party.

                       ARTICLE 15 - AGREEMENT MODIFICATION

15.1 Any agreement changing the terms of this Agreement in any way will be valid only if the change is made in writing and the writing is executed by authorized representatives of the parties hereto.

                              ARTICLE 16 - NOTICES

16.1 Notices, invoices, communications, and payments hereunder will be made by first class postage prepaid, and addressed to the party to receive such notice, invoice, or communication at the address given below, or such other address as may hereafter be designated by notice in writing:

                  If to Sponsor:            Dr. Uwe Reischl
                                            Cancer Diagnostics, Inc.
                                            202 South Wheeler Street
                                            Plant City, Florida  33566

                  If to University:         Marjorie Forster, Executive Director

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                                            University of Maryland
                                            Office of Research and Development
                                            515 West Lombard Street, 5th Floor
                                            Baltimore, Maryland  21201

                  With a copy to:           Dr. W. Edward Highsmith
                                            Department of Pathology
                                            University of Maryland, Baltimore
                                            685 West Baltimore Street, Room 7-22
                                            Baltimore, Maryland  21201

                         ARTICLE 17 - GOVERNMENT FUNDING

17.1 The Parties recognize that Background Intellectual Property may have been funded in whole or in part by agencies of the federal government of the United States. The parties hereto acknowledge that the federal government may have certain rights to such Background Intellectual Property pursuant to the provision of Public Laws 95-517 and 98-620 as amended, or any future federal laws or regulations concerning the federal government's interest.

                           ARTICLE 18 - FORCE MAJEURE

18.1 No party will be liable to the other parties for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to, acts of God, acts or omissions of any government or any agency thereof, unavailability of essential personnel due to disability or death, compliance with request, recommendations, rules, regulations or orders of any governmental authority or any department, agency or instrumentality thereof, fire, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, insurrection, riots, sabotages, invasion, quarantine, restrictions, strikes, lockouts, disputes or differences with workers, transportation embargoes or failure or delay in transportation arising from any of the foregoing causes. The party effected by force majeure will notify the other party promptly should such circumstances arise, giving an indication of the likely extent and duration thereof, and will use all commercially reasonable efforts to resume performance of its obligations as soon as practical.

                          ARTICLE 19 - EXPORT CONTROLS

19.1 The use and disclosure of technical information generated in the United State pursuant to this Agreement and the exercise of licenses granted pursuant to the Option and License Agreement will be subject to the export, assets, and financial control regulations of the United States of America, including, but without limitation, restrictions under regulations of the United States that may be applicable to direct or indirect re-exportation of such technical information or of equipment, products or services directly produced by use of such technical information.

                         ARTICLE 20 - MATERIAL TRANSFER

20.1 The transfer of biological material related to the Project Work will be governed by a separate written agreement in the format of Appendix C.


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                          ARTICLE 21 - ENTIRE AGREEMENT

21.1 This Agreement, including its Appendices, represents the entire understanding between the parties, and supersedes and merges all other agreements, express or implied, discussions or understandings between the parties with respect to the subject matter hereof. This Agreement may be executed in counterparts, all of which will be deemed original for all purposes.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate as of the date and year first above written.

CANCER DIAGNOSTICS, INC.                     UNIVERSITY OF MARYLAND, BALTIMORE


By: /s/ UWE REISCHL                        By: /s/ MARJORIE FORSTER
     Uwe Reischl, Ph.D., M.D.              Marjorie Forster, Executive Director
     President                             Office of Research and Development

Date: Aug. 30, 1999                        Date:  8/27/99


                                           READ AND AGREED:


                                           /s/ W. EDWARD HIGHSMITH     8/27/99
                                           W. Edward Highsmith, Ph.D.
                                           Principal Investigator